UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 16, 2005 (November 11, 2005)
Janus Capital Group Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)
151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code
(303) 691-3905
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously reported in Janus Capital Group Inc.’s (“Company”) Form 8-K filed on October 26, 2005, the Company’s Chief Executive Officer (“CEO”) Steven Scheid, has decided to step down from his position as CEO at the end of this year, but will remain as Chairman of the Board of Directors (“Board”). In connection with Mr. Scheid’s change in status from a full time employee, the Compensation Committee and the Board on November 11, 2005 approved an amendment to Mr. Scheid’s long-term incentive (“LTI”) awards to provide for acceleration of vesting in the event Mr. Scheid is removed as a director by the Board without Cause (as defined in the applicable LTI plan), and confirmed its intent to continue the vesting of Mr. Scheid’s LTI awards so long as he serves on the Board. In addition, the Board confirmed that Mr. Scheid will be entitled to receive compensation in accordance with the Company’s previously disclosed policies for director compensation, consistent with his capacity as the Company’s non-executive Chairman. In addition, Mr. Scheid will receive full health insurance coverage in accordance with his previously disclosed compensation arrangement, and will be reimbursed for certain relocation expenses.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.
Date: November 16, 2005	By:	/s/ David R. Martin
David R. Martin
Executive Vice President and Chief Financial Officer